AMENDMENT

                                       TO
                             PARTICIPATION AGREEMENT

This amendment (the "Amendment") is made and entered into as of May 1, 2002, by and among INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc., INVESCO Distributors Inc. and Principal Life Insurance Company (collectively, the "parties") in order to modify that certain Fund Participation Agreement (the "Agreement") entered into by the parties as of May 1,200l.

The parties agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and the Schedule B attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO Variable Investments Funds, Inc.


By:     /s/ Ronald L. Grooms
        ----------------------------
Name:   Ronald L. Grooms
Title:  Senior Vice President

INVESCO Funds Group, Inc.


By:     /s/ Ronald L. Grooms
        ----------------------------
Name:   Ronald L. Grooms
Title:  Senior Vice President

INVESCO Distributors, Inc.


By:     /s/ Ronald L. Grooms
        ----------------------------
Name:   Ronald L. Grooms
Title:  Senior Vice President

Principal Life Insurance Company


By:     /s/David J. House
        ----------------------------
Name:   David J. House
Title:  Assistant Director
Jah/pitts/evul amd/invesco 050102.doc

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B



The Separate Accounts shown on Schedule A may invest in the following Portfolios of the Fund.

INVESCO VIF- DYNAMICS FUND
INVESCO VIF- HEALTH SCIENCES FUND
INVESCO VIF- SMALL COMPANY GROWTH FUND
INVESCO VIF- TECHNOLOGY FUND
INVESCO VIF- EQUITY INCOME FUND